EXHIBIT 10.1
PROMISSORY NOTE AMENDMENT AGREEMENT

THIS AGREEMENT made as of this 24th day of May, 2006, among Global Matrechs, Inc. a Delaware corporation (the “Issuer”), MacNab LLC, a Cayman Islands limited liability company, and Southridge Partners LP, a Delaware limited partnership (MacNab LLC and Southridge Partners LP hereinafter the “Holders”). Each capitalized term used but not defined herein shall have the meaning assigned in the Notes (as defined below). The terms and conditions of the Notes, except as modified by this Amendment, remain in full force and effect.

R E C I T A L S

WHEREAS, the Holders hold various Promissory Notes issued by Issuer (the “Notes”), listed in Exhibit A hereto, in return for money lent to the Issuer; and

WHEREAS, the Holders currently have the right to demand the redemption of the Notes by Issuer in cash; and

WHEREAS, the parties now wish to amend and modify certain provisions of the Notes.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Each Note shall be amended as follows:

A.    The Maturity Date shall be December 31, 2008.

B.    Section 1 shall be deleted in its entirety and replaced with the following:

“The Payee shall have the option to convert (a “Conversion”) at any time or from time to time all or a portion of the outstanding principal and interest on this Note into a number of shares of common stock, $0.0001 par value per share (the “Common Stock”) obtained by dividing the amount of principal and interest being so converted by the Conversion Price for such Conversion

(the “Conversion Shares”), by delivering a written notice to the Maker setting forth the principal and interest to be so converted. With respect to any Conversion, the “Conversion Price” shall be equal to eighty percent (80%) of the average of the seven (7) lowest closing bid prices for the ten (10) trading days immediately preceding the date in which the Issuer receives written notice by Holder of its election to effect such Conversion pursuant to this Section 1.”

C. Section 3 shall be deleted in its entirety and replaced with the following:

“Prepayment The Maker shall have the right to redeem this Note at any time by providing written notice to the Payee and making a cash payment to the Payee of the outstanding principal amount of the Note multiplied by 120%, plus all accrued interest: Written notice to the Payee shall be received at least 5 business days prior to the date of redemption payment (“Redemption Date”). If the redemption payment is not made on or before the Redemption Date, the redemption notice shall be rendered null and void and the Payee thereafter shall have the right to convert any portion of the outstanding principal of the Note.”

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GLOBAL MATRECHS, INC.

By:	/s/ Michael Sheppard
Name: Michael Sheppard
Title: President

MACNAB LLC

By:	/s/
Name: Navigator Management
Title: Director

SOUTHRIDGE PARTNERS LP

By:	/s/ Stephen M. Hicks
Name: Stephen M. Hicks
Title: General Partner and President

EXHIBIT A

PROMISSORY NOTES

A)	Nonnegotiable 2% Secured Convertible Promissory Note dated October 19, 2004 in the principal amount of $250,000.00;

B)	Nonnegotiable 2% Secured Convertible Promissory Note dated January 31, 2005 in the principal amount of $250,000.00;

C)	Nonnegotiable 2% Secured Convertible Promissory Note dated March 2, 2005 in the principal amount of $175,000.00;

D)	Nonnegotiable 2% Secured Convertible Promissory Note dated April 27, 2005 in the principal amount of $125,000.00;

E)	Nonnegotiable 2% Secured Convertible Promissory Note dated May 12, 2005 in the principal amount of $125,000.00;

F)	Nonnegotiable 2% Secured Convertible Promissory Note dated June 14, 2005 in the principal amount of $100,000.00;

G)	Nonnegotiable 2% Secured Convertible Promissory Note dated July 14, 2005 in the principal amount of $175,000.00;

H)	Nonnegotiable 2% Secured Convertible Promissory Note dated August 1, 2005 in the principal amount of $170,000.00;

I)	Nonnegotiable 2% Secured Convertible Promissory Note dated September 14, 2005 in the principal amount of $100,000.00;

J)	Nonnegotiable 2% Secured Convertible Promissory Note dated October 3, 2005 in the principal amount of $50,000.00;